		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended October 31, 2010

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$1,264,711	$1,264,711
Unrealized Gain (Loss) on Market Value of Futures	392,809	392,809
Interest Income	695	695
ETF Transaction Fees	3,200	3,200
Total Income (Loss)	$1,661,415	$1,661,415

Expenses
Investment Advisory Fee	$21,546	$21,546
Brokerage Commissions	4,443	4,443
Other Expenses	12,739	12,739
Total Expenses	38,728	38,728
Expense Waiver	(9,260)	(9,260)
Net Expenses	$29,468	$29,468
Net Gain (Loss)	$1,631,947	$1,631,947

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$21,667,180	$21,667,180
Additions	17,016,847	17,016,847
Net Gain (Loss)	1,631,947	1,631,947

Net Asset Value End of Period	$40,315,974	$40,315,974
Net Asset Value Per Unit	$57.59

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 10/1/10	400,020	400,020
Additions	300,000	300,000
Units Outstanding End of Period 10/31/10	700,020	700,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502